George Putnam Balanced Fund  Period ending 1/31/16

1. SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014 schedule A amended as of November 30, 2015 Incorporated by reference to Post Effective Amendment No. 110 to the Registrants Registration Statement filed on November 27, 2015.